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                                                               EXHIBIT 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the use of our report, and to all references to our Firm, included in or made a part of this registration statement.



                                                    /s/ Arthur Andersen LLP


                                                     Arthur Andersen LLP



September 1, 1998
San Diego, California